UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EntrepreneurShares Series Trust
(Exact name of Registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(IRS Employer Identification No.)

c/o Capital Impact Advisors, LLC 175 Federal Street, Suite 875 Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value	NYSE Arca

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Registration No. 333-168040

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Entrepreneur 30 Fund, a series of EntrepreneurShares Series Trust (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 28 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-168040; 811-22436) as filed with the Securities and Exchange Commission on November 3, 2017, which description is incorporated herein by reference.  The I.R.S. Employer Identification Number of the Entrepreneur 30 Fund is 82-2999398.

Item 2.  Exhibits.

1.
The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-168040; 811-22436), as filed with the Securities and Exchange Commission on November 4, 2010.

2.
The Trust’s Bylaws are included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-168040; 811-22436), as filed with the Securities and Exchange Commission on November 4, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 7, 2017	ENTREPRENEURSHARES SERIES TRUST

By: /s/Joel Shulman Name: Joel Shulman Title: President

Signature Page